Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

EQV is providing the following unaudited pro forma condensed combined financial information to aid EQV’s stockholders in their analysis of the financial aspects of the Business Combination and EQVR Acquisition. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical balance sheet of EQV, the historical consolidated balance sheet of PIH and the historical balance sheet of EQVR for such period on a pro forma basis as if the Business Combination and EQVR Acquisition had been consummated on December 31, 2025.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 combine the historical statements of operations of EQV, PIH and EQVR on a pro forma basis as if the Business Combination and EQVR Acquisition had been consummated on January 1, 2025.

The unaudited pro forma condensed combined financial information related to the Business Combination and EQVR Acquisition has been prepared by EQV using the variable interest entity consolidation model in accordance with GAAP. Based on the organization of the Up-C structure and EQV’s ownership in EQV Holdings subsequent to the Business Combination, EQV assessed whether it will have a variable interest in EQV Holdings and whether EQV Holdings will be a variable interest entity (“VIE”) in accordance with the FASB Accounting Standards Codification (“ASC”) Topic 810 — Consolidation (“ASC 810”). As a result of this assessment, EQV determined that Presidio, through its wholly owned subsidiary, EQV Surviving Subsidiary, as the managing member of EQV Holdings, will have the decision making authority along with the ability to control the most significant activities of EQV Holdings and participate significantly in EQV Holdings’ benefits and losses under all redemption scenarios, where the PIH Rollover Holders directly holding other EQV Holdings Common Units will have neither substantive kick-out rights nor substantive participating rights. As such, EQV determined that EQV Holdings is a VIE and EQV will be the primary beneficiary of the VIE. Therefore, EQV is deemed to be the accounting acquirer in the Business Combination and EQVR Acquisition. The portion of the unaudited pro forma condensed combined financial information that is owned by the PIH Rollover Holders holding EQV Holdings Common Units is classified as non-controlling interests in the unaudited pro forma condensed combined balance sheet and income attributable to non-controlling interests in the unaudited pro forma condensed combined statements of operations.

Pursuant to ASC Topic 805, Business Combinations, PIH and EQVR did not meet the definition of a business due to each individually meeting the screen test. As a result, the Business Combination and EQVR Acquisition will both be accounted for separately as acquisitions of VIEs that are not a business in accordance with ASC Topic 810. The purchase price allocations are preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 (the “pro forma balance sheet”), and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 (the “pro forma statement of operations,” together with the pro forma balance sheet and the corresponding notes hereto, the “pro forma financial statements”) present the pro forma financial statements of EQV after giving effect to the Business Combination and EQVR Acquisition.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with the following historical financial statements and accompanying notes of EQV, PIH and EQVR, which are filed as exhibits to the Current Report on Form 8-K of Presidio Production Company, dated March 9, 2026:

●	the historical audited financial statements of EQV as of and for the year ended December 31, 2025.

●	the historical audited consolidated financial statements of PIH as of and for the year ended December 31, 2025.

●	the historical audited financial statements of EQVR as of and for the year ended December 31, 2025.

EQV, PIH and EQVR have not had any historical business or contractual relationship prior to the Business Combination and EQVR Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial statements are presented to reflect the Business Combination and EQVR Acquisition and do not represent what EQV’s financial position or results of operations would have been had the Business Combination and EQVR Acquisition occurred on the dates noted above, nor do they project the financial position or results of operations of the combined entity (referred to herein as the “Company,” “Presidio” or “Presidio PubCo”) following the Business Combination and EQVR Acquisition. The transaction accounting adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the results of operations with the exception of certain non-recurring charges to be incurred in connection with the Business Combination and EQVR Acquisition, as further described below. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The transaction accounting adjustments have been made solely for the purpose of providing the pro forma financial statements presented below. Any increases or decreases in the measured values of assets acquired and liabilities assumed upon completion of the final valuation related to the Business Combination and EQVR Acquisition will result in adjustments to the pro forma balance sheet and if applicable, the pro forma statement of operations. The final transaction accounting adjustments described herein may be materially different than the preliminary amounts reflected in the pro forma financial statements herein.

The unaudited pro forma condensed combined financial information has been prepared based on the results of the Class A Shares redeemed for cash as if the redemptions occurred on December 31, 2025.

Description of the Business Combination

On March 4, 2026 (the “Closing Date”), Presidio Production Company (f/k/a Presidio PubCo Inc.), a Delaware corporation (the “Company”) consummated the previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated August 5, 2025 (the “Business Combination Agreement”), by and among EQV Ventures Acquisition Corp., a Cayman Islands exempted company (“EQV”), the Company, Prometheus PubCo Merger Sub Inc., a Delaware corporation a (“EQV Merger Sub”), Prometheus Holdings LLC, a Delaware limited liability company (“EQV Holdings”), Prometheus Merger Sub LLC, a Delaware limited liability company (“Presidio Merger Sub”) and Presidio Investment Holdings LLC, a Delaware limited liability company (“PIH”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Business Combination.” The Business Combination Agreement and related transactions were approved at an extraordinary general meeting of EQV’s shareholders held on February 27, 2026 (the “Extraordinary General Meeting”).

Pursuant to the Business Combination Agreement, on the Closing Date,

(i)	EQV changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and registering by way of continuation and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which (i) each then issued and outstanding Class A ordinary share of EQV, par value $0.0001 per share (the “Class A Shares”), held by the public (the “Public Class A Shares”) was automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of EQV (the “Presidio Midco Class A Common Stock”), (ii) each then issued and outstanding Class B ordinary share of EQV, par value $0.0001 per share (the “Class B Shares”) was automatically converted, on a one-for-one basis, into a share of Class B common stock, par value $0.0001 per share, of EQV (the “Presidio Midco Class B Common Stock” and, together with the Presidio Midco Class A Common Stock, the “Presidio Midco Common Stock”), (iii) each then issued and outstanding warrant to purchase one Class A Share at a price of $11.50 per share (the “EQV Warrants”) held by the public (the “EQV Public Warrants”) was automatically converted, on a one-for-one basis, into a whole warrant exercisable for one share of Presidio Midco Class A Common Stock at a price of $11.50 per share (the “Presidio Midco Warrants”), (iv) each then issued and outstanding unit (the “EQV Units”) held by the public (the “EQV Public Units”), each consisting of one Public Class A Share and one-third of one EQV Public Warrant, and each then issued and outstanding EQV Unit held by EQV Ventures Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and BTIG, LLC, the underwriter in EQV’s initial public offering (the “EQV Private Units”), each consisting of one Class A Share and one third of one EQV Warrant (the “EQV Private Warrants”), was cancelled and each holder of EQV Units became entitled to receive one share of Presidio Midco Class A Common Stock and one-third of one Presidio Midco Warrant, and (v) the name of EQV changed from “EQV Ventures Acquisition Corp.” to “Presidio MidCo Inc.” (the “Domestication”); and

(ii)	following the Domestication, EQV Merger Sub merged with and into EQV (the “Merger”), with EQV surviving the Merger as a wholly owned subsidiary of the Company (the “EQV Surviving Subsidiary”), and pursuant to which (i) each then issued and outstanding share of Presidio Midco Common Stock was automatically converted, on a one for one basis, into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Presidio Class A Common Stock”), (ii) each then issued and outstanding Presidio Midco Warrant was automatically converted, on a one-for-one basis, into a whole warrant exercisable for one share of Presidio Class A Common Stock at a price of $11.50 per share (the “Presidio Warrants”) and (iii) the Company changed its name to “Presidio Production Company” and received a managing member interest in EQV Holdings. Following the Merger, Presidio Merger Sub merged with and into PIH, with PIH as the surviving company in the Merger, all on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.

On the Closing Date, (i) the Company contributed to EQV Surviving Subsidiary all of its assets and liabilities (excluding its interest in EQV Surviving Subsidiary), (ii) in exchange therefor, EQV Surviving Subsidiary issued to the Company (a) 27,652,068 common shares of EQV Surviving Subsidiary (“EQV Surviving Subsidiary Common Shares”), which is equal to the number of total shares of Presidio Class A Common Stock issued and outstanding immediately after the Closing, (b) 125,000 Class A preferred shares of EQV Surviving Subsidiary (the “EQV Surviving Subsidiary Preferred Shares”), which is equal to the number of the Company’s Series A perpetual preferred shares, each having a stated value of $1,000 per preferred share (the “Series A Preferred Shares”), outstanding and (c) 11,887,469 warrants to purchase EQV Surviving Subsidiary Common Shares, which is equal to the number of the Presidio Warrants outstanding immediately after the Closing, (iii) EQV Surviving Subsidiary then contributed to EQV Holdings all of its assets and liabilities (excluding its interests in EQV Holdings and the shares redeemed), including cash held by EQV Surviving Subsidiary, and (iv) in exchange therefor, EQV Holdings issued to EQV Surviving Subsidiary (a) 27,652,068 common units of EQV Holdings (“EQV Holdings Common Units”), equal to the number of total shares of Presidio Class A Common Stock issued and outstanding immediately after the Closing, (b) 125,000 Class A preferred units of EQV Holdings, which is equal to the number of EQV Surviving Subsidiary Preferred Shares outstanding and (c) 11,887,469 warrants to purchase EQV Holdings Common Units, which is equal to the number of Presidio Warrants outstanding immediately after the Closing.

Also on the Closing Date, the Company acquired all of the issued and outstanding equity interests of EQV Resources LLC, a Delaware limited liability company (“EQVR”), via merger (the “EQVR Merger”) pursuant to, and upon the terms and subject to the conditions set forth in, the agreement and plan of merger, dated as of August 5, 2025, by and among EQV, the Company, EQVR Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“EQVR Merger Sub”), EQVR, EQV Resources Intermediate LLC, a Delaware limited liability company (“EQVR Intermediate”) and PIH (the “EQVR Merger Agreement”).

Holders of EQV Holdings Common Units (other than the Company) have the right (an “exchange right”), subject to certain limitations, to exchange interests of the Company (each interest consisting of one EQV Holdings Common Unit and one share of Class B common stock, par value $0.0001 per share (the “Presidio Class B Common Stock”), of the Company (the “Company Interests”) for, at the Company’s option, (i) shares of Presidio Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. The Company’s decision to make a cash payment or issue shares upon an exercise of an exchange right will be made by the Company’s independent directors.

Holders of EQV Holdings Common Units (other than the Company) are generally permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving more than a specified number of EQV Holdings Common Units (subject to the Company’s discretion to permit exchanges of a lower number of Company Interests) may occur at any time with advanced notice. The exchange rights are subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon the Company and ensure that EQV Holdings will continue to be treated as a partnership for U.S. federal income tax purposes.

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV and the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors subscribed for and purchased an aggregate of 8,750,000 shares of Presidio Class A Common Stock issued by the Company following the Domestication for a purchase price of $10.00 per share, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). Each Subscription Agreement contains customary representations and warranties of EQV and the Company, on the one hand, and the PIPE Investor, on the other hand. At the Closing, the Company issued an aggregate of 8,750,000 shares of Presidio Class A Common Stock to the PIPE Investors.

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV, the Company and PIH entered into a Series A Preferred Securities Purchase Agreement (the “Series A Securities Purchase Agreement”) with certain investors (the “Series A Preferred Investors”), pursuant to which the Series A Preferred Investors purchased in a private placement from the Company an aggregate of 125,000 Series A Preferred Shares and warrants to purchase 937,500 shares of Presidio Class A Common Stock with an exercise price of $0.01 per warrant (the “Preferred Investor Warrants”) for a cash purchase price of $123,750,000 (net of all applicable original issue discounts) (the “Series A Preferred Financing”). The Series A Preferred Shares have the rights, preferences, and privileges set forth in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Preferred Stock (the “Series A Certificate of Designation”), and certain holders of the Series A Preferred Shares have certain rights pursuant to the agreement between certain Series A Preferred Investors and the Company entered into at the Closing (the “Series A Preferred Stockholders’ Agreement”).

At the Closing, each Series A Preferred Investor received Series A Preferred Shares and Preferred Investor Warrants to purchase a specified number of shares of Presidio Class A Common Stock, as set forth in the Series A Securities Purchase Agreement. In addition, the Company entered into the Series A Preferred Stockholders’ Agreement with certain Series A Preferred Investors at the Closing. The Preferred Investor Warrants have an exercise price of $0.01, subject to adjustment as provided therein, and may be exercised for cash or on a cashless basis. The Preferred Investor Warrants will become exercisable in two tranches, with 50% exercisable six months following the Closing and 50% exercisable 12 months following the Closing, and have a term of exercise equal to five years from the applicable exercise date, as provided further in the Preferred Investor Warrants. The Company shall use commercially reasonable efforts to file a resale registration statement within 45 days following the Closing to register the Presidio Class A Common Stock underlying the Preferred Investor Warrants, subject to certain conditions.

The Series A Securities Purchase Agreement contains customary representations and warranties by EQV, PIH, and the Series A Preferred Investors, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series A Preferred Shares and Preferred Investor Warrants. In addition, subject to certain conditions, so long as any Series A Preferred Shares remain outstanding, the Series A Certificate of Designation will provide holders of a majority of the then issued and outstanding Series A Preferred Shares the right to elect one Series A Director (as defined therein) and, in certain circumstances, two additional Preferred Stock Directors (as defined therein).

In connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, EQV Holdings, PIH, certain existing investors and certain unitholders of PIH (the “PIH Rollover Holders”) entered into those certain rollover agreements, dated as of August 5, 2025 (each, a “Rollover Agreement”, and collectively, the “Rollover Agreements”), pursuant to which the Class A ParentCo Rollover Units (as defined in the Rollover Agreement) of such PIH Rollover Holders converted into the right to receive a number of EQV Holdings Common Units and a number of shares of Presidio Class B Common Stock at par value (the “Rollovers”). In addition, in connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, the Company, the Sponsor, certain PIH Rollover Holders and certain PIPE Investors party thereto entered into Securities Contribution and Transfer Agreements (the “Securities Contribution and Transfer Agreements”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the Securities Contribution and Transfer Agreements, (i) Sponsor agreed to contribute 562,746 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 562,746 shares of Presidio Class A Common Stock (or securities convertible into Presidio Class A Common Stock) to the PIH Rollover Holders (the “PIH Rollover Share Contributions”) and (ii) Sponsor agreed to contribute 565,217 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 565,217 shares of Presidio Class A Common Stock to such PIPE Investors (the “PIPE Share Contributions”).

In connection with the Extraordinary General Meeting, on February 23, 2026, EQV and the Sponsor entered into a non-redemption agreement (the “Non-Redemption Agreement”) with Fort Baker Capital Management LP (“Fort Baker”), pursuant to which Fort Baker agreed not to redeem (or to validly rescind any redemption requests on) up to 751,880 Class A Shares in connection with the Extraordinary General Meeting. In exchange for the foregoing commitment not to redeem such Class A Shares of EQV, the Sponsor agreed to assign to Fort Baker, for no additional consideration, up to 117,686 Class A Shares. Fort Baker reversed redemption on the maximum number of shares provided for by the Non-Redemption Agreement and the Sponsor assigned the maximum number of Class A Shares provided for by the Non-Redemption Agreement. The Non-Redemption Agreement increased the amount of funds remaining in EQV’s trust account following the Extraordinary General Meeting relative to the amount of funds that would have been expected to be remaining in the trust account following the Extraordinary General Meeting had the Non-Redemption Agreement not been entered into and the Class A Shares subject to such agreements had been redeemed.

In connection with the Business Combination, on February 23, 2026, EQV, Presidio and PIH entered into a Series B Preferred Securities Purchase Agreement (the “Series B Securities Purchase Agreement”) with Adage Capital Partners, L.P. (the “Series B Preferred Investor”), pursuant to which, immediately prior to or substantially concurrently with the Closing, the Series B Preferred Investor purchased in a private placement from Presidio an aggregate of 27,173 shares of Series B Perpetual Participating Convertible Preferred Stock of Presidio PubCo Inc., par value $0.0001 per share (the “Series B Preferred Shares”), with each Series B Preferred Share convertible into 100 shares of Presidio Class A Common Stock and entitled to participate in dividends declared on shares of Presidio Class A Common Stock on an as-converted basis, for an aggregate cash purchase price of $25,000,000 (the “Series B Preferred Financing”). The Series B Preferred Shares have the rights, preferences, and privileges set forth in Presidio’s Certificate of Designation of Preferences, Rights and Limitations of Series B Perpetual Participating Convertible Preferred Stock (the “Series B Certificate of Designation”).

The Series B Securities Purchase Agreement contains customary representations and warranties by EQV, Presidio, PIH, and the Series B Preferred Investor, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series B Preferred Shares issued. Presidio shall use commercially reasonable efforts to register the Presidio Class A Common Stock issuable upon conversion of the Series B Preferred Shares on a resale registration statement within 45 days following the Closing.

The Public Class A Shares, EQV Public Warrants and EQV Public Units were listed on the New York Stock Exchange (the “NYSE”) under the symbols “FTW,” “FTW WS” and “FTW U,” respectively, and were voluntarily delisted from the NYSE on March 5, 2026, in connection with the Closing. The Presidio Class A Common Stock and Presidio Warrants commenced trading on the NYSE under the symbols “FTW” and “FTW WS,” respectively, on March 4, 2026. As of the Closing Date, the Company is organized in an “Up-C” structure, such that the Company and the subsidiaries of the Company hold and operate substantially all of the assets and business of PIH, and the Company is a publicly listed holding company that holds equity interests in PIH.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV, the Sponsor, Presidio, EQV Holdings, PIH and the Insiders entered into the Sponsor Letter Agreement, pursuant to which (a) each of the Sponsor and the Insiders agreed to vote in favor of the Business Combination Agreement and the Business Combination, (b) each of the Sponsor and the Insiders agreed to be bound by certain restrictions on transfer with respect to their equity interests in EQV prior to Closing, (c) the Sponsor agreed to be bound by certain lock-up provisions during the post-Closing lock-up periods described therein with respect to its equity interests in EQV, (d) the Sponsor agreed to subject certain of its Class B Shares to vesting (or forfeiture) on the basis of achieving certain trading price thresholds during the first five years following the Closing pursuant to an earnout program, (e) the Sponsor agreed to subject certain of its Class B Shares to time vesting during the first three years following the Closing pursuant to a dividend reinvestment program and (f) the Sponsor and the Insiders agreed to waive any adjustment to the conversion ratio set forth in the respective governing documents of any of EQV, Presidio, EQV Merger Sub, EQV Holdings, and Presidio Merger Sub or any other anti-dilution or similar protection with respect to any equity interests in EQV, as more fully set forth in the Sponsor Letter Agreement.

Pursuant to the Sponsor Letter Agreement, 1,851,161 Class B Shares held by the Sponsor will be subject to forfeiture, and vest in two equal 50% increments if, over any 20 trading days within any 30 consecutive trading-day period during the five years following the Closing, the trading share price of the Presidio Class A Common Stock is greater than or equal to $12.50 per share and $15.00 per share, respectively (or if Presidio consummates a sale that would value such shares at the aforementioned thresholds).

Pursuant to the Sponsor Letter Agreement, immediately following the Closing, 3,702,323 Class B Shares held by the Sponsor, as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like or exchanged for Presidio Class A Common Stock pursuant to the Business Combination Agreement and any newly issued Presidio Class A Common Stock resulting from dividends owed to the Sponsor pursuant to the terms of the Sponsor Letter Agreement, will vest in three tranches, with one-third of such shares vesting on the date that is 12 months following the Closing, one-half of the remainder of such shares vesting on the date that is 24 months following the Closing and the remaining of such shares vesting on the date that is 36 months following the Closing.

Sponsor and the Insiders also agreed to be bound by certain “lock-up” provisions. Pursuant to the terms and conditions of the Sponsor Letter Agreement, 1,851,161 of the Sponsor’s equity interests in EQV will be restricted from transfer for a period ending on the earlier of the date (i) that is 12 months following the Closing Date and (ii) upon which Presidio completes a liquidation, merger, share exchange or other similar transaction following the Closing Date that results in all the equityholders of Presidio having the right to exchange their shares of Presidio Class A Common Stock for cash, securities or other property, subject to customary exceptions and potential early-release 150 days after the Closing based on the stock price sustaining specified price thresholds for 20 trading days within any 30 consecutive trading-day period.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV and the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors subscribed for and purchased an aggregate of 8,750,000 shares of Presidio Class A Common Stock to be issued by the Company following the Domestication for a purchase price of $10.00 per share, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). Each Subscription Agreement contains customary representations and warranties of EQV and the Company, on the one hand, and the PIPE Investor, on the other hand. At the Closing, the Company issued an aggregate of 8,750,000 shares of Presidio Class A Common Stock to the PIPE Investors. Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV and Presidio entered into Subscription Agreements with the PIPE Investors (and may enter into, before the Closing, additional agreements with additional PIPE Investors on the same forms, as applicable) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and EQV and Presidio have agreed to issue and sell to the PIPE Investors, an aggregate of 8,750,000 shares of Presidio Class A Common Stock following the Domestication for a purchase price of $10.00 per share, on the terms and subject to the conditions set forth therein. Each Subscription Agreement contains customary representations and warranties of EQV and Presidio, on the one hand, and the PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the Business Combination immediately following the consummation of the PIPE Financing.

Preferred Investment

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV, the Company and PIH entered into a Series A Preferred Securities Purchase Agreement (the “Series A Securities Purchase Agreement”) with certain investors (the “Series A Preferred Investors”), pursuant to which the Series A Preferred Investors purchased in a private placement from the Company an aggregate of 125,000 Series A Preferred Shares (the “Series A Preferred Shares”) and warrants to purchase 937,500 shares of Presidio Class A Common Stock with an exercise price of $0.01 per warrant (the “Series A Preferred Investor Warrants”) for a cash purchase price of $123,750,000 (net of all applicable original issue discounts) (the “Series A Preferred Financing”). The Series A Preferred Shares have the rights, preferences, and privileges set forth in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Preferred Stock (the “Certificate of Designation”), and certain holders of the Series A Preferred Shares have certain rights pursuant to the agreement between certain Series A Preferred Investors and the Company entered into at the Closing (the “Series A Preferred Stockholders’ Agreement”).

At the Closing, each Series A Preferred Investor received Series A Preferred Shares and Series A Preferred Investor Warrants to purchase a specified number of shares of Presidio Class A Common Stock, as set forth in the Series A Securities Purchase Agreement. In addition, the Company entered into the Series A Preferred Stockholders’ Agreement with certain Series A Preferred Investors at the Closing. The Series A Preferred Investor Warrants have an exercise price of $0.01, subject to adjustment as provided therein, and may be exercised for cash or on a cashless basis. The Series A Preferred Investor Warrants will become exercisable in two tranches, with 50% exercisable six months following the Closing and 50% exercisable 12 months following the Closing, and have a term of exercise equal to five years from the applicable exercise date, as provided further in the Series A Preferred Investor Warrants. The Company shall use commercially reasonable efforts to file a resale registration statement within 45 days following the Closing to register the Presidio Class A Common Stock underlying the Series A Preferred Investor Warrants, subject to certain conditions.

The Series A Securities Purchase Agreement contains customary representations and warranties by EQV, PIH, and the Series A Preferred Investors, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series A Preferred Shares and Series A Preferred Investor Warrants. In addition, subject to certain conditions, so long as any Series A Preferred Shares remain outstanding, the Certificate of Designation will provide holders of a majority of the then issued and outstanding Series A Preferred Shares the right to elect one Series A Director (as defined therein) and, in certain circumstances, two additional Preferred Stock Directors (as defined therein).

In connection with the Business Combination, on February 23, 2026, EQV, Presidio and PIH entered into a Series B Preferred Securities Purchase Agreement (the “Series B Securities Purchase Agreement”) with Adage Capital Partners, L.P. (the “Series B Preferred Investor”), pursuant to which, immediately prior to or substantially concurrently with the Closing, the Series B Preferred Investor purchased in a private placement from Presidio an aggregate of 27,173 Series B Perpetual Participating Convertible Preferred Stock of Presidio PubCo Inc., par value $0.0001 per share (the “Series B Preferred Shares”), with each Series B Preferred Share convertible into 100 shares of Presidio Class A Common Stock and entitled to participate in dividends declared on shares of Presidio Class A Common Stock on an as-converted basis, for an aggregate cash purchase price of $25,000,000 (the “Series B Preferred Financing”). The Series B Preferred Shares have the rights, preferences, and privileges set forth in Presidio’s Certificate of Designation of Preferences, Rights and Limitations of Series B Perpetual Participating Convertible Preferred Stock (the “Series B Certificate of Designation”).

The Series B Securities Purchase Agreement contains customary representations and warranties by EQV, Presidio, PIH, and the Series B Preferred Investor, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series B Preferred Shares issued. Presidio shall use commercially reasonable efforts to register the Presidio Class A Common Stock issuable upon conversion of the Series B Preferred Shares on a resale registration statement within 45 days following the Closing.

Rollover Agreement

In connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, EQV Holdings, PIH, certain existing investors and certain unitholders of PIH (the “PIH Rollover Holders”) entered into those certain rollover agreements, dated as of August 5, 2025 (each, a “Rollover Agreement”, and collectively, the “Rollover Agreements”), pursuant to which the Class A ParentCo Rollover Units (as defined in the Rollover Agreement) of such PIH Rollover Holders converted into the right to receive a number of EQV Holdings Common Units and a number of shares of Presidio Class B Common Stock at par value (the “Rollovers”). In addition, in connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, the Company, the Sponsor, certain PIH Rollover Holders and certain PIPE Investors party thereto entered into Securities Contribution and Transfer Agreements (the “Securities Contribution and Transfer Agreements”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the Securities Contribution and Transfer Agreements, (i) Sponsor agreed to contribute 562,746 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 562,746 shares of Presidio Class A Common Stock (or securities convertible into Presidio Class A Common Stock) to the PIH Rollover Holders (the “PIH Rollover Share Contributions”) and (ii) Sponsor agreed to contribute 565,217 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 565,217 shares of Presidio Class A Common Stock to such PIPE Investors (the “PIPE Share Contributions”).

In connection with the Business Combination, contemporaneously with the execution and delivery of the Series B Preferred Purchase Agreement, EQV, the Company, the Sponsor and PIH entered into a Forfeiture Agreement (the “Series B Forfeiture Agreement”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the Series B Forfeiture Agreement, Sponsor agreed to contribute 217,391 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to reserve 217,300 shares of Presidio Class A Common Stock to such Series B Preferred Investor.

In connection with the public share redemptions, EQV, the Company, the Sponsor and PIH entered into a Non-Redemption Agreement (the “Non-Redemption Agreement) with a certain Public Class A Shareholder (the “NRA Public Investor”) where the NRA Public Investor agreed to not exercise their right to redeem Class A Shares. Contemporaneously with the execution and delivery of the Non-Redemption Agreement, EQV, the Company, the Sponsor and PIH entered into a Forfeiture Agreement (the “NRA Forfeiture Agreement”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the NRA Forfeiture Agreement, Sponsor agreed to contribute 117,686 Class A Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 117,686 shares of Presidio Class A Common Stock to such NRA Public Investor.

Agreement and Plan of Merger

In connection with the Business Combination, EQV and PIH negotiated the acquisition of all of the issued and outstanding equity interests of EQVR via merger and, contemporaneous with the execution of the Business Combination Agreement, EQV, Presidio, EQVR Merger Sub, EQVR Intermediate, EQVR and PIH entered into the EQVR Merger Agreement, pursuant to which Presidio will effect the EQVR Acquisition on the terms and subject to the conditions set forth in the EQVR Merger Agreement and in accordance with applicable law following the Closing.

Registration and Stockholders’ Rights Agreement

In connection with Closing, the Registration Rights Parties, EQV, EQV Holdings, and Presidio will enter into the Registration and Stockholders’ Rights Agreement. Under the Registration and Stockholders’ Rights Agreement, Sponsor or its permitted transferees will have the right to designate two directors so long as they own in the aggregate greater than 20% of Presidio’s common equity and one director so long as they own in the aggregate greater than 10% of Presidio’s common equity.

Pursuant to the terms of the Registration and Stockholders’ Rights Agreement, the Registration Rights Parties will be granted certain customary registration rights, including demand and piggyback rights. In addition, certain of the Registration Rights Parties will agree, subject to the terms provided therein, that each such party will not transfer any of its registrable securities under the Registration and Stockholders’ Rights Agreement for a period ending 180 days after the Closing.

Amended and Restated Limited Liability Company Agreement

The Public Class A Shares, EQV Public Warrants and EQV Public Units were listed on the New York Stock Exchange (the “NYSE”) under the symbols “FTW,” “FTW WS” and “FTW U,” respectively, and were voluntarily delisted from the NYSE on March 5, 2026, in connection with the Closing. As of the Closing Date, the Company is organized in an “Up-C” structure, such that the Company and the subsidiaries of the Company hold and operate substantially all of the assets and business of PIH, and the Company is a publicly listed holding company that holds equity interests in PIH.

Pro forma Ownership after the Business Combination

The following presents the post-Closing share ownership of Presidio following the results of the public shareholder redemptions, excluding the dilutive effect of: (i) the Earn Out Shares, (ii) the Presidio Private Placement Warrants, (iii) the Presidio Public Warrants, (iv) the Series A Preferred Investor Warrants, and (v) the Series B Convertible Preferred Stock.

	Common Stock	% of Total
Public shareholders(1)	1,536,146	5.6%
Sponsor(2)	5,835,798	21.2%
BTIG, LLC	262,500	1.0%
EQV Directors(3)	160,000	0.6%
PIH Rollover Holders(4)	6,945,815	25.3%
EQVR Intermediate(5)	3,422,260	12.4%
PIPE Investors(6)	9,315,217	33.9%
Pro forma shares outstanding	27,477,736	100.0%

(1)	Reflects shares of Presidio Class A Common Stock owned upon conversion of the unredeemed Class A shares held the Public shareholders and includes the 117,686 shares of Presidio Class A Common Stock issued to Fort Baker.

(2)	Represents shares of Presidio Class A Common Stock owned upon conversion of the Class B Shares. Includes 282,314 shares of Presidio Class A Common Stock owned upon conversion of the Class A Shares underlying the Private Placement Units and excludes (i) the Class B Contribution and (ii) the Earn-Out Shares that are subject to vesting (or forfeiture) on the basis of achieving certain trading price thresholds during the first five years following the Closing.

(3)	Represents shares of Presidio Class A Common Stock owned upon conversion of the Class A Shares held by EQV’s non-employee directors.

(4)	Reflects shares of Presidio Class A Common Stock and Presidio Interests convertible into shares of Presidio Class A Common Stock, which are being reported together on an aggregate basis. Included within Presidio Interests are EQV Holdings Units which represent the economic interests of the combined company held by the non-controlling interests.

(5)	Reflects shares of Presidio Class A Common Stock to be issued to EQVR Intermediate in connection with the EQVR Acquisition.

(6)	Reflects completion of the $87.5 million PIPE Financing and includes the issuance of 565,217 shares of Presidio Class A Common Stock to certain PIPE Investors.

Presidio PubCo Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2025
(In thousands, except share and per share amounts)

	Historical			Transaction Accounting		Combined
	EQV	PIH	EQVR	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$76	$4,119	$1,693	$87,073		$92,961
				(20,243)	A
				15,126	B
				(135,259)	C
				79,482	D
				120,421	E
				25,000	F
				34,595	G
				(28,479)	H
				(3,570)	I
Restricted cash	—	11,222	—	—		11,222
Accounts receivable, oil and gas	—	16,666	1,418	—		18,084
Accounts receivable, joint interest owners	—	11,815	—	—		11,815
Derivative Assets – current	—	—	2,172	—		2,172
Prepaid expenses and other current assets	72	1,927	167	—		2,166
Total current assets	148	45,749	5,450	87,073		138,420
Property and equipment (successful efforts):
Oil and natural gas properties, successful efforts	—	529,096	57,513	68,361		654,970
				52,998	J
				15,363	K
Less accumulated depletion, depreciation, and amortization	—	(204,639)	(10,922)	215,561		—
				204,639	J
				10,922	K
Total property and equipment, net	—	324,457	46,591	283,922		654,970
Other property and equipment, net	—	5,457	49	—		5,506
Derivative assets – noncurrent	—	—	1,037	—		1,037
Right-of-use assets	—	135	—	—		135
Other noncurrent assets	—	2,119	—	—		2,119
Cash and marketable securities held in trust account	370,380	—	—	(370,380)	B	—
TOTAL ASSETS	$370,528	$377,917	$53,127	$615		$802,187

LIABILITIES, REDEEMABLE PREFERRED STOCK, MEMBERS’ DEFICIT AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$8,774	$40,738	$1,354	$(8,690)		$42,176
				(8,696)	A
				76	L
				(70)	I
Production taxes payable	—	3,188	—	—		3,188
Revenue and royalties payable	—	20,223	—	—		20,223
Derivative liabilities – current	—	7,465	1,413	—		8,878
Current portion of long-term debt	—	45,363	—	(3,451)	I	41,912

	Historical			Transaction Accounting		Combined
	EQV	PIH	EQVR	Adjustments		Pro Forma
Lease liabilities, current	—	144	—	—		144
Related party payable	—	1,383	—	—		1,383
Cash Underwriting Fees payable	52	—	—	—		52
Total current liabilities	8,826	118,504	2,767	(12,141)		117,956
Long-term liabilities:
Long-term debt, net	—	225,143	—	38,529		263,672
				34,595	G
				3,934	J
Note payable, net	—	—	28,254	(28,254)	H	—
Asset retirement obligations	—	59,519	9,270	—		68,789
Lease liabilities	—	—	—	—		—
Derivative liabilities – noncurrent	—	6,734	2,334	—		9,068
Earnout liability	—	—	—	14,750	M	14,750
Deferred tax liabilities	—	—	—	13,870		13,870
				13,620	J
				250	K
Gas imbalance payable	—	—	447	—		447
Subscription agreement liability	141	—	—	(141)	D	—
Securities Purchase Agreement liability	636	—	—	(636)	E	—
Deferred legal fee	746	—	—	(746)	A	—
Deferred underwriting fee payable	12,250	—	—	(12,250)	A	—
Total liabilities	22,599	409,900	43,072	12,981		488,552

Class A ordinary shares subject to possible redemption	370,259	—	—	(370,259)	N	—
Series A redeemable preferred stock	—	—	—	112,243	E	112,243

EQUITY
Members’ equity (deficit)	—	(31,983)	10,055	21,928		—
				31,983	J
				(10,055)	K
Preference shares, $0.0001 par value; 1,000,000 shares authorized; 0 shares issued or outstanding	—	—	—	—		—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 822,500 shares issued and outstanding	—	—	—	—	O	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 8,750,000 shares issued and outstanding	1	—	—	(1)	P	—
Class A common stock, $0.0001 par value	—	—	—	3		3
				1	C
				1	D
				—	H
				—	N
				—	O
				1	P
Class B common stock, $0.0001 par value	—	—	—	—	C	—
Series B convertible preferred stock, $0.0001 par value	—	—	—	—	F	—

	Historical			Transaction Accounting		Combined
	EQV	PIH	EQVR	Adjustments		Pro Forma
Additional paid-in capital	—	—	—	214,399		214,399
				9,625	A
				55,218	C
				79,622	D
				8,814	E
				25,000	F
				35,865	H
				(14,750)	M
				15,005	N
Accumulated deficit	(22,331)	—	—	(8,252)		(30,583)
				(8,176)	A
				(76)	L
Total equity attributable to common shareholders	(22,330)	(31,983)	10,055	228,077		183,819
Non-controlling interest	—	—	—	17,573	C	17,573
Total stockholder’s equity	(21,330)	(31,983)	10,055	245,650		201,392
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$370,528	$377,917	$53,127	$615		$802,187

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements”

Presidio PubCo Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025
(in thousands, except share and per share amounts)

	Historical			Transaction Accounting		Combined
	EQV	PIH	EQVR	Adjustments		Pro Forma
Revenues:
Oil sales	$—	$81,640	$5,769	$—		$87,409
Natural gas sales	—	50,309	9,680	—		59,989
Natural gas liquids sales	—	45,864	5,720	—		51,584
Field services revenue	—	1,243	—	—		1,243
Total revenues	—	179,056	21,169	—		200,225
Expenses:
Lease operating expenses	—	73,016	11,328	—		84,344
Production taxes	—	9,795	862	—		10,657
Ad valorem taxes	—	5,500	—	—		5,500
Depletion, oil and gas properties	—	28,418	4,917	19,423	AA	52,758
Depreciation and amortization, other property and equipment	—	3,279	—	—		3,279
Accretion of asset retirement obligation	—	4,134	747	—		4,881
General and administrative	10,723	28,372	2,379	13,615		55,089
				8,176	AB
				5,363	AC
				76	AD
Cost of field services revenue	—	823	—	—		823
Gain on sale of assets	—	(8,455)	—	—		(8,455)
Total expenses	10,723	144,882	20,233	33,038		208,876
Income from operations	(10,723)	34,174	936	(33,038)		(8,651)
Other income (expense):
Commodity derivative gains (losses)	—	47,161	4,798	—		51,959
Other income (expense)	—	23	10	—		33
Interest income	18	—	—	—		18
Interest expense	—	(24,491)	(4,048)	1,451		(27,088)
				(2,775)	AE
				178	AF
				4,048	AG
Subscription agreement expense	(191)	—	—	191	AH	—
Change in fair value of Subscription Agreement liability	50	—	—	(50)	AH	—
Change in fair value of Securities Purchase Agreement liability	(636)	—	—	636	AI	—
Interest earned (expense) on marketable securities held in Trust Account	15,595	—	—	(15,595)	AJ	—
Total other income (expense), net	14,836	22,693	760	(13,367)		24,922
Net income (loss) before income taxes	4,113	56,867	1,696	(46,405)		16,271
Income tax expense (benefit)	—	992	—	2,990	AK	3,982
Net income (loss)	$4,113	$55,875	$1,696	$(49,395)		$12,289
Preferred stock dividends	—	—	—	15,000	AL	15,000
Net income (loss) attributable to non-controlling interests	—	—	—	(165)	AM	(165)
Net income (loss) attributable to common shareholders	$4,113	$55,875	$1,696	$(64,230)		$(2,546)
Basic and diluted weighted average Class A common shares outstanding						26,738,407
Basic and diluted net loss per Class A common share						$(0.10)
Basic and diluted weighted average shares outstanding – Class A redeemable shares	35,822,500
Basic and diluted net income per share	$0.09
Basic and diluted weighted average shares outstanding – Class A and B non-redeemable shares	8,750,000
Basic and diluted net income per share	$0.09

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements”

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, and presents the pro forma financial condition and results of operations of EQV based upon the historical financial information of EQV, PIH and EQVR after giving effect to the Business Combination and EQVR Acquisition and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The Business Combination and EQVR Acquisition are accounted for as acquisitions of VIEs that are not a business in accordance with ASC Topic 810. Under this method of accounting, PIH’s and EQVR’s identifiable assets acquired, liabilities assumed, and non-controlling interests are measured at their acquisition date fair values. EQV determined that PIH was the predecessor as PIH will comprise most of the combined entity’s assets and operations and will be managed by PIH’s management team upon consummation of the Business Combination.

Note 2 — Preliminary Purchase Price Allocation

Presidio Investment Holdings LLC

The preliminary purchase price of PIH has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated fair values as if the acquisition closed on December 31, 2025. The purchase price allocation herein is preliminary. The final purchase price allocations for the Business Combination will be determined after completion of a thorough analysis to determine the fair values of all assets acquired and liabilities assumed but in no event later than one year following the closing date of the acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could impact the operating results of EQV following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

(in thousands)
Preliminary purchase price:
Cash	$135,259
5,268,986 Class A Common Stock	55,219
1,676,830 EQV Holdings Common Units	17,573
Total preliminary purchase consideration	$208,051

Assets Acquired
Cash and cash equivalents	$4,119
Restricted cash	11,222
Accounts receivable	28,481
Oil and natural gas properties	582,095
Other property and equipment	5,852
Right-of-use assets, financing(1)	1,724
Right-of-use assets, operating	135
Prepaid expenses and other current assets	1,927
Total assets to be acquired	635,555

(in thousands)
Liabilities Assumed
Accounts payable	17,705
Revenue and royalties payable	20,223
Production taxes payable	3,188
Other liabilities	24,416
Credit facility(2)	3,500
Loan payable(3)	2,266
Financing lease liabilities(2)	1,831
Operating lease liabilities	144
Derivative liabilities	14,199
Deferred tax liabilities	13,620
Securitized debt	266,893
Asset retirement obligations	59,519
Total liabilities to be assumed	427,504
Net assets to be acquired	208,051

(1)	Included as a component of ‘Other property and equipment’ in pro forma condensed combined balance sheet

(2)	Included as a component of ‘Current portion of long-term debt’ in pro forma condensed combined balance sheet

(3)	Included as a component of ‘Long-term debt’ in pro forma condensed combined balance sheet

The preliminary fair value of the EQV Holdings Common Units and Presidio Class A Common Stock has been determined by equating their value to the closing trading price of the Class A Shares, which was $10.49 per share as of December 31, 2025. This price was applied to 1,676,830 EQV Holdings Common Units and 5,268,986 Presidio Class A Common Stock, respectively.

EQV Resources LLC

The preliminary purchase price of EQVR has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated fair values as if the acquisition closed on December 31, 2025. The purchase price allocation herein is preliminary. The final purchase price allocations for the EQVR Acquisition will be determined after completion of a thorough analysis to determine the fair values of all assets acquired and liabilities assumed but in no event later than one year following the closing date of the acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could impact the operating results of EQV following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

(in thousands)
Preliminary purchase price:
Cash	$28,479
3,422,260 shares of Class A Common Stock	35,865
Total preliminary purchase consideration	$64,344

Assets Acquired
Cash and cash equivalents	1,693
Accounts receivable	1,418
Prepaid expenses	167
Derivative assets	3,209
Oil and natural gas properties	72,875
Other property and equipment	49
Total assets to be acquired	$79,411

Liabilities Assumed
Accounts payable and other current liabilities	1,354
Gas imbalance payable	447
Derivative liabilities	3,746
Deferred tax liabilities	250
Asset retirement obligations	9,270
Total liabilities to be assumed	15,067
Net assets to be acquired	$64,344

The preliminary fair value of the 3,442,260 shares of Presidio Class A Common Stock is based on the closing trading price as of December 31, 2025 for the Class A Shares, which was $10.49 per share.

Note 3 — Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and EQVR Acquisition and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Presidio filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Presidio’s shares outstanding, assuming the Business Combination and EQVR Acquisition occurred on January 1, 2025.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Reflects the pro forma adjustment to record transaction costs of $20.2 million paid at Closing, which includes $2.6 million of deferred IPO underwriter fees (such figure excludes $6.1 million of deferred payable fees no longer owed to the IPO underwriter that were variable based on the level of redemptions and $3.5 million of deferred underwriting fee that is payable at EQV’s sole discretion), $0.7 million of deferred IPO legal fees, and $8.7 million in transaction costs incurred to date directly related to the Business Combination. The remaining $8.2 million represents the incremental legal, accounting, printer and capital market advisory fees incurred directly related to the Business Combination.

(B)	Represents the reclassification of cash held in the Trust Account to cash following the redemptions and reflects the remaining cash available to consummate the Business Combination.

(C)	Reflects the Cash Consideration (as defined in the Business Combination Agreement), consisting of $135.3 million to be paid in cash, the issuance of 5,268,986 shares of Presidio Class A Common Stock to certain PIH Rollover Holders, and the issuance of 1,676,830 EQV Holdings Common Units and equal number of shares of Presidio Class B Common Stock to certain PIH Rollover Holders, with an estimated fair value of $10.49 per share based on the closing price of the Class A Shares at December 31, 2025. The consideration issued in EQV Holdings Common Units represents the equity attributed to non-controlling interests.

(D)	Reflects the proceeds of $87.5 million, net of $8.0 million paid for related offering costs, pursuant the Subscription Agreements with the PIPE Investors in exchange for issuing 8,750,000 of Presidio Class A Common Stock for $10.00 per share, in addition to the resulting elimination of the previously recorded derivative liability. Additionally, Sponsor agreed to contribute 565,217 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 565,217 shares of Presidio Class A Common Stock to the PIPE Investors.

(E)	Reflects the issuance of 125,000 Series A Preferred Shares in conjunction with 937,500 Series A Preferred Investor Warrants that are exercisable into Presidio Class A Common Stock for value of $120.4 million, net of $1.3 million in original issue discounts and $3.3 million in related issuance costs, in addition to the resulting elimination of the previously recorded derivative liability. The Series A Preferred Shares are redeemable upon triggering events outside the control of the Company, and thus, classified as temporary equity with an allocated value of $112.2 million. The Series A Preferred Investor Warrants are legally detachable and separately exercisable from the Series A Preferred Shares at an exercise price equal to $0.01 per share, of which 50% shall be exercisable six months following the Closing and 50% shall be exercisable twelve months following the date of Closing, and classified as permanent equity with an allocated value of $8.8 million.

(F)	Reflects the issuance of 27,173 Series B Preferred Shares in exchange for cash proceeds of $25.0 million and is classified as permanent equity as it has no mandatory redemption features, no fixed maturity, and provides the holder with a residual interest in Presidio through its participating dividend and conversion rights. Each Series B Preferred Share is convertible into 100 shares Presidio Class A Common Stock at the option of the holder.

(G)	Reflects cash proceeds of $34.6 million from drawing on the RBL Financing, net of expected closing costs of $2.4 million.

(H)	Reflects the consideration paid to settle EQVR’s indebtedness, consisting of $28.5 million in cash, and the issuance of 3,422,260 shares of Presidio Class A Common Stock to EQVR Intermediate with an estimated fair value of $10.49 per share based on the closing price of the Class A Shares at December 31, 2025. Unamortized deferred issuance costs associated with EQVR’s note payable were written off and excluded as part of the purchase price allocation reflected in adjustment (K).

(I)	Reflects the payoff of PIH’s WAB RBL loan payable, including accrued interest, at Closing of the Business Combination.

(J)	Reflects the estimated fair value adjustments under the acquisition method of accounting from the preliminary purchase price allocation of the net assets of PIH. See Note 2 to these unaudited pro forma condensed combined financial statements.

(K)	Reflects the estimated fair value adjustments under the acquisition method of accounting from the preliminary purchase price allocation of the net assets of EQVR. See Note 2 to these unaudited pro forma condensed combined financial statements.

(L)	Reflects accounts payable and accrued liabilities for expenses incurred as a result of the formation of Presidio PubCo associated with the Business Combination.

(M)	Reflects the estimated fair value of the Earn Out Shares upon Closing. Based on the analysis performed, it was determined that tfhe Earn Out Shares are not indexed to Presidio’s own stock and are therefore accounted for as a liability. The pro forma value of the Earn Out Shares was estimated using a Monte Carlo Simulation model. The significant assumptions utilized in estimating the fair value of the Earn Out Shares include the following: (i) EQV stock price of $10.49 as of December 31, 2025; (ii) a dividend yield of 13.5%; (iii) a risk-free rate of 3.77%; and (iv) expected equity volatility of 65.0%. Estimates are subject to changes as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing. Changes in these assumptions would be expected to impact the fair value of the Earn Out Shares. For example, a dividend yield of 0% would cause the fair value of the Earn Out Shares to increase approximately $3.5 million.

(N)	Reflects the redemption of 33,581,540 public shares, or $355.3 million in redemption value, and reclassification of $15.0 million of temporary equity representing the 1,536,146 unredeemed public shares to permanent equity as Presidio Class A Common Stock in connection with the Business Combination (such unredeemed public share figure includes the 117,686 incremental shares of Presidio Class A Common Stock issued to Fort Baker). For purposes of the pro forma balance sheet, the redemption price of $10.58 has been calculated based on the amount available in the Trust Account as of December 31, 2025.

(O)	Reflects the conversion of 704,814 non-redeemable Class A Shares, which consists of 282,314 Class A Shares underlying EQV private placement units held by the Sponsor (such figure excludes the 117,686 Class A Shares forfeited by the Sponsor as a contribution to capital at Closing), 262,500 Class A Shares underlying EQV private placement units held by BTIG, the IPO underwriter, and a total of 160,000 Class A Shares held by EQV’s directors, to Presidio Class A Common Stock.

(P)	Reflects the conversion of the Class B shares in conjunction with the consummation of the Business Combination, where (i) 1,851,161 Class B Shares were converted into Presidio Class A Common Stock, (ii) 3,702,323 Class B Shares that are subject to a time vesting dividend reinvestment program (“DRIP Shares”), (iii) 1,851,161 Class B Shares that are subject to an earnout program (“Earn Out Shares”), (iv) 565,217 Class B shares that were surrendered as contributed shares for issuance to PIPE Investors, (v) 217,391 Class B shares that were surrendered as contributed shares for issuance to Series B Preferred Investors and (vi) 562,746 Class B Shares that were contributed as capital at Closing to be available for issuance to the Rollover Members as Presidio Common Stock (or securities convertible into Presidio Common Stock).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA)	Reflects the adjustment to depletion expense for the estimated new basis of oil and natural gas properties as a result of the preliminary purchase price allocation for the year ended December 31, 2025, as the pro forma closing of the Business Combination is assumed to be January 1, 2025.

(AB)	Reflects estimated transaction costs associated with the Business Combination, as presented in adjustment (A). This charge is not expected to recur in the twelve months following closing.

(AC)	Reflects the adjustment to include the estimated $5.4 million in compensation expense related to twelve months of vesting of the Restricted Stock Units (“RSUs”) to be granted to Presidio’s officers upon Closing pursuant to the Company’s compensation plan. Additionally, the historical general and administrative expenses include $15.0 million recognized as non-recurring compensation expense following the sale of certain undeveloped properties that triggered a distribution to PIH Class B unitholders during the period. This expense will not recur beyond 12 months after the transaction.

(AD)	Reflects the expenses incurred as a result of the formation of Presidio PubCo associated with the Business Combination. This charge is not expected to recur in the twelve months following closing.

(AE)	Reflects twelve months of interest expense related to the RBL Financing. The RBL Financing is estimated to bear interest at 7.50% per annum based on the 3.75% Secured Overnight Financing Rate (“SOFR”) spread, plus the higher of the estimated SOFR curve of 3.75% or SOFR floor of 0.75%.

(AF)	Reflects the elimination of the interest expense associated with PIH’s WAB RBL paid off at Closing for the year ended December 31, 2025.

(AG)	Reflects the elimination of the interest expense associated with EQVR’s note payable paid off at Closing for the year ended December 31, 2025.

(AH)	Reflects the elimination of the subscription agreement expense and fair value adjustment incurred in relation to the subscription agreement liability pursuant to adjustment (D) after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(AI)	Reflects the elimination of the fair value adjustment incurred in relation to the securities purchase agreement liability pursuant to adjustment (E) after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(AJ)	Reflects the elimination of “Interest earned on marketable securities held in Trust Account” associated with the proceeds from EQV’s IPO held in trust for the year ended December 31, 2025.

(AK)	Reflects the pro forma adjustment to taxes as a result of adjustments to the income statement, which was calculated using a blended federal and state income statutory rate of 22.4%.

(AL)	Reflects the adjustment for the pro forma dividends attributable to the Series A Preferred Investors at 12% per annum for the year ended December 31, 2025.

(AM)	Immediately following the Business Combination and EQVR Acquisition, the ownership of Presidio represented by the economic interests held by the non-controlling interests (comprising of EQV Holdings Units and excluding shares of Presidio Class A Common Stock) was approximately 6.1%. Net income/(loss) attributable to the non-controlling interest was then calculated by multiplying the non-controlling interest percentage by net income/(loss), inclusive of the impacts of all other adjustments. To see the ownership of Presidio represented by the economic interests held by the non-controlling interests presented on an aggregate basis with the shares of Presidio Class A Common Stock held by PIH Rollover Holders, see the “Pro forma Ownership after the Business Combination” table above.

Note 4 — Pro Forma Net Income (Loss) per Share

Basic earnings per share is computed based on the historical weighted average number of shares of common stock outstanding during the period, and the issuance of additional shares in connection with the Business Combination and EQVR Acquisition, assuming the shares were outstanding since January 1, 2025. As the Business Combination and EQVR Acquisition are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination and EQVR Acquisition have been outstanding for the entire period presented. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2025:

(in thousands, except share and per share amounts) For the year ended December 31, 2025
Pro forma net loss attributable to common shareholders(1)	$(2,546)
Pro forma weighted average Class A common stock outstanding – basic and diluted(2)	26,738,407
Pro forma Class A net loss per share, basic and diluted	$(0.10)

(1)	No allocation of undistributed losses to unvested RSUs is reflected as the participating securities have no contractual obligation to share in losses.

(2)	Inclusive of 937,500 Series A Preferred Investor Warrants which considered outstanding shares of common stock as the shares are issuable for little or no consideration with no conditions that must be met other than the passage of time, and excludes the Presidio Interests convertible into 1,676,830 shares of Presidio Class A Common Stock which are EQV Holdings Units that represent the economic interests of the combined company held by the non-controlling interests.

The following potential shares of Presidio Common Stock were excluded from the computation of pro forma diluted net income (loss) per share for the year ended December 31, 2025:

Excluded Securities
EQV Public Warrant Holders(1)	11,666,637
Private Placement Warrant Holders(1)	220,832
Earn-Out Shares(2)	1,851,161
Series B Convertible Preferred Stock	2,717,391
Restricted Stock Units(3)	1,535,250
Total	17,991,271

(1)	The Public and Private Placement Warrants are excluded as they are not assumed to be exercised based on the exercise price.

(2)	The Earn-Out Shares are considered contingently issuable shares and are excluded as the specified conditions would not be satisfied if the end of the reporting period were the end of the contingency period.

(3)	The unvested RSUs are excluded as their inclusion is anti-dilutive.

Note 5 — Supplemental Pro Forma Oil and Natural Gas Reserve Information

Pro forma combined estimated quantities of oil and gas reserves

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserve information as of December 31, 2025, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2025. The historical information regarding net proved oil and natural gas reserves attributable to PIH and EQVR are based on reserve estimates prepared by Cawley, Gillespie & Associates, Inc., an independent petroleum engineering firm, as of December 31, 2025.

The following estimated pro forma oil and natural gas reserve information is not necessarily indicative of the results that might have occurred had the Business Combination and EQVR Acquisition been completed on December 31, 2025 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those described under “Risk Factors.”

	Historical			Pro Forma
Pro Forma Oil Reserves	EQV	PIH	EQVR	Combined
	(in MBbls)	(in MBbls)	(in MBbls)	(in MBbls)
Balance at December 31, 2024	—	14,194	867	15,061
Revisions of previous estimates	—	(249)	37	(212)
Extensions, discoveries and other additions	—	36	—	36
Production	—	(1,290)	(91)	(1,381)
Purchase of reserves	—	—	—	—
Sale of reserves in place	—	(10)	—	(10)
Balance at December 31, 2025	—	12,681	813	13,494

Proved Developed Reserves:
Balance at December 31, 2024	—	14,144	867	15,011
Balance at December 31, 2025	—	12,681	813	13,494

Proved Undeveloped Reserves:
Balance at December 31, 2024	—	50	—	50
Balance at December 31, 2025	—	—	—	—

	Historical			Pro Forma
Pro Forma Natural Gas Reserves	EQV	PIH	EQVR	Combined
	(in MMcf)	(in MMcf)	(in MMcf)	(in MMcf)
Balance at December 31, 2024	—	301,701	42,003	343,704
Revisions of previous estimates	—	37,074	3,895	40,969
Extensions, discoveries and other additions	—	278	—	278
Production	—	(25,778)	(4,377)	(30,155)
Purchase of reserves	—	—	—	—
Sale of reserves in place	—	(370)	—	(370)
Balance at December 31, 2025	—	312,905	41,521	354,426

Proved Developed Reserves:
Balance at December 31, 2024	—	301,318	42,003	343,321
Balance at December 31, 2025	—	312,905	41,521	354,426

Proved Undeveloped Reserves:
Balance at December 31, 2024	—	383	—	383
Balance at December 31, 2025	—	—	—	—

	Historical			Pro Forma
Pro Forma Natural Gas Liquid Reserves	EQV	PIH	EQVR	Combined
	(inMBbls)	(inMBbls)	(inMBbls)	(inMBbls)
Balance at December 31, 2024	—	27,111	4,120	31,231
Revisions of previous estimates	—	91	(152)	(61)
Extensions, discoveries and other additions	—	6	—	6
Production	—	(2,093)	(369)	(2,462)
Purchase of reserves	—	—	—	—
Sale of reserves in place	—	(44)	—	(44)
Balance at December 31, 2025	—	25,071	3,599	28,670
				—
Proved Developed Reserves:
Balance at December 31, 2024	—	27,111	4,120	31,231
Balance at December 31, 2025	—	25,071	3,599	28,670

Proved Undeveloped Reserves:
Balance at December 31, 2024	—	—	—	—
Balance at December 31, 2025	—	—	—	—

	Historical			Pro Forma
Pro Forma Total Reserves	EQV	PIH	EQVR	Combined
	(in MBoe)	(in MBoe)	(in MBoe)	(in MBoe)
Balance at December 31, 2024	—	91,589	11,987	103,576
Revisions of previous estimates	—	6,021	534	6,555
Extensions, discoveries and other additions	—	88	—	88
Production	—	(7,679)	(1,190)	(8,869)
Purchase of reserves	—	—	—	—
Sale of reserves in place	—	(116)	—	(116)
Balance at December 31, 2025	—	89,903	11,331	101,234

Proved Developed Reserves:
Balance at December 31, 2024	—	91,475	11,987	103,462
Balance at December 31, 2025	—	89,903	11,331	101,234

Proved Undeveloped Reserves:
Balance at December 31, 2024	—	114	—	114
Balance at December 31, 2025	—	—	—	—

Notable changes in proved reserves for the year ended December 31, 2025 included the following:

Extensions and Discoveries: In 2025, total extensions and discoveries for PIH increased proved reserves by 88 MBoe. The primary driver was successful partner-operated activity within the basin.

Revisions of Previous Estimates: In 2025, revisions of previous estimates for PIH resulted in a net increase of 6.0 MMBoe. Approximately 7.1 MMBoe of this change was attributable to higher prices utilized for the year ended December 31, 2025. While year-end SEC pricing increased compared to December 31, 2024, revisions to other economic assumptions, including forward pricing considerations, contributed to changes in the timing of certain workover activities. These factors, together with updates to cost estimates, deduct modeling, and midstream election assumptions, resulted in an offsetting decrease of approximately 1.1 MMBoe. Revisions of previous estimates for EQVR resulted in a net increase of 534 MBoe. Of this reduction, 1,156 MBoe was attributable to higher SEC pricing, counteracted by other revisions resulting in a decrease of 622 MBoe.

Pro forma combined discounted future net cash flows

The pro forma standardized measure related to proved oil, gas and NGL reserves is summarized below. This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of fair value and should not be considered indicative of any trends.

The pro forma standardized measure of discounted future cash flows does not purport, nor should it be interpreted to present, estimates of the fair value of the properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and risks inherent in reserve estimates.

The following summary sets forth the standardized measure of future net cash flows relating to proved oil and gas reserves as of December 31, 2025:

	Historical			Pro Forma	Pro Forma
(in thousands)	EQV	PIH	EQVR	Adjustments(2)	Combined
Future cash inflows	$—	$2,385,532	$250,885	$—	$2,636,417
Future production costs	—	(1,390,660)	(132,921)	—	(1,523,581)
Future development costs	—	(135,812)	(24,791)	—	(160,603)
Future net cash flows before income tax	$—	$859,060	$93,173	$—	$952,233
Future income tax expense(1)	—	(3,871)	—	(89,836)	(93,707)
Future net cash flows	$—	$855,189	$93,173	$(89,836)	$858,526
10% annual discount for estimated timing of cash flows	—	(341,090)	(37,027)	35,497	(342,620)
Standardized measure of discounted future net cash flows	$—	$514,099	$56,146	$(54,339)	$515,906

(1)	Historical future net cash flows do not include the effects of income taxes on future revenues because it was a limited liability company not subject to entity-level income taxation as of December 31, 2025. Accordingly, no provision for federal or state corporate income taxes has been provided historically because taxable income was passed through to the PIH and EQVR equity members.

(2)	The pro forma adjustments reflect the impact of the entity-level income taxation that would have been applicable to the Company as of December 31, 2025, on an undiscounted and discounted basis, based on an estimated 22.4% blended statutory U.S. federal and state tax rate.

Sources of change in pro forma combined discounted future net cash flows

The principal changes in the pro forma consolidated standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2025, are as follows:

	Historical			Pro Forma	Pro Forma
(in thousands)	EQV	PIH	EQVR	Adjustments(1)	Combined
Sales of oil and gas, net of production costs	$—	$(89,621)	$(8,978)	$—	$(98,599)
Net changes in prices and production costs	—	48,728	15,505	—	64,233
Changes in future development costs	—	235	—	—	235
Extensions, discoveries and other additions	—	1,525	—	—	1,525
Development costs incurred during the period	—	261	—	—	261
Revisions of previous quantity estimates	—	36,872	3,595	—	40,467
Purchases of reserves-in-place	—	—	—	—	—
Sale of reserves-in-place	—	27	—	—	27
Accretion of discount	—	49,190	5,069	—	54,259
Net change in income taxes	—	(1,148)	—	(54,339)	(55,487)
Changes in timing and other	—	(23,865)	(9,737)	—	(33,602)
Net increase (decrease)	$—	$22,204	$5,454	$(54,339)	$(26,681)
Beginning of year	—	491,895	50,692	—	542,587
End of year	$—	$514,099	$56,146	$(54,339)	$515,906

(1)	The pro forma adjustments reflect the impact of the entity-level income taxation that would have been applicable to the Company as of December 31, 2025, on an undiscounted and discounted basis, based on an estimated 22.4% blended statutory U.S. federal and state tax rate.